UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 28, 2006 (February 23, 2006)

Commission File Number	Exact name of registrant as specified in its charter	IRS Employer Identification No.

1-12869	CONSTELLATION ENERGY GROUP, INC.	52-1964611

MARYLAND

(State of Incorporation of both registrants)

750 E. PRATT STREET, BALTIMORE, MARYLAND	21202
(Address of principal executive offices)	(Zip Code)

410-783-2800

(Registrants’ telephone number, including area code)

NOT APPLICABLE

 (Former name, former address
and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  Entry into a Material Definitive Agreement

On February 23, 2006, the Compensation Committee of the Board of Directors of Constellation Energy Group, Inc. (the “Committee”) approved the performance metrics that will be used to determine the amount of 2006 awards under Constellation Energy’s annual incentive plans (collectively, the “AIP”) for approximately 150 employees (which includes each of the executive officers that will be named in Constellation Energy’s 2006 annual meeting proxy statement (the “Named Executive Officers”), except Thomas Brooks, Chairman of Constellation Energy Commodities Group and Felix Dawson and George Persky, co-Chief Executive Officers of Constellation Energy Commodities Group. The aggregate maximum AIP award will be based on a combination of 2006 adjusted earnings per share and business unit and individual performance assessments.  Mr. Brooks’, Mr. Dawson’s and Mr. Persky’s 2006 awards will be based upon Constellation Energy, Constellation Energy Commodities Group and individual performance, subject to a maximum award of $5 million.

The Committee also approved a long-term incentive award and retention program for 2006 that will be payable in cash.  Grants under the program were made to approximately 150 employees, including each Named Executive Officer, and provide for cash payouts of 25% of the total award amount to be made upon the earlier of completion of Constellation Energy’s merger with FPL Group, Inc. or March 1, 2007.  The remainder of such award would be payable one year thereafter (or earlier upon an individual’s employment being terminated without cause or, in the case of executive officers who are party to a change in control agreements, upon a resignation for “good reason,” as such term is defined in the change in control agreement).  If the merger is terminated, payments under this program will be subject to the achievement of specified performance criteria.  The terms of the foregoing grants to Constellation Energy’s Named Executive Officers are consistent with the long-term incentive program guidelines filed as Exhibit 10 to this Form 8-K.

Finally, the Committee approved an amendment to Constellation’s Executive Long-Term Incentive Plan (the “Plan”) to provide that certain grants made under the Plan after December 18, 2005, the date on which Constellation Energy entered into its merger agreement with FPL Group, will not vest or be cashed out when such merger is completed.

ITEM 9.01.  Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description

10	2006 Long-Term Incentive Program Guidelines

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CONSTELLATION ENERGY GROUP, INC.
(Registrant)

Date	February 28, 2006	/s/ Charles A. Berardesco
Charles A. Berardesco
Associate General Counsel, Chief Compliance Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10	2006 Long-Term Incentive Program Guidelines